Local OfficeDoc No.SDILIB1\J8H\348350.01(7GS#01!.DOC)Doc PathOrig Doc PathDoc NameAddressee(s)Signer(s)Cause No.PartiesClient No.029280Matter No.0001Client NamePATH ONE NETWORK TECHNOLOGIES INCMatter NameGENERALCaption Bank DocumentDateFooterStoreDocument TypeDocumentType (continued...)
                                       5.
SDILIB1\J8H\348350.01(7GS#01!.DOC)

                        PATH 1 NETWORK TECHNOLOGIES INC.

                             STOCK PLEDGE AGREEMENT


     This Agreement is entered on October 24, 2001 between Meeuwi J. de Kraker ("Pledgor") and Path 1 Network Technologies Inc. (the "Corporation").


     RECITALS

     A. In connection with Pledgor's commitment to purchase 700,000 shares of the Corporation's Class A Common Stock and 700,000 shareds of the Corporation's Class A Common Stock Warrants (the "Purchased Shares"), Pledgor has issued that certain promissory note (the "Note") dated October 24, 2001 payable to the order of the Corporation in the principal amount of three million five hundred thousand dollars (US$3,500,000.00).

     B. Such Note is secured by the Purchased Shares and other collateral upon the terms set forth in this Agreement.

     NOW, THEREFORE, it is hereby agreed as follows:

     1. Grant of Security Interest. Pledgor hereby grants the Corporation a security interest in, and assigns, transfers to and pledges with the Corporation, the following securities and other property (collectively, the "Collateral"):

     (i) the Purchased Shares delivered to and deposited (together with a stock power signed in blank by Pledgor) with the Corporation in its own escrow as collateral for the Note;

     (ii) any and all new, additional or different securities or other property subsequently distributed with respect to the Purchased Shares which are to be delivered to and deposited with the Corporation in its own escrow pursuant to the requirements of Paragraph 3 of this Agreement;

     (iii) any and all other property and money which is delivered to or comes into the possession of the Corporation in its own escrow pursuant to the terms of this Agreement; and

     (iv) the proceeds of any sale, exchange or disposition of the property and securities described in subparagraphs (i), (ii) or (iii) above.

     2. Warranties. Pledgor hereby warrants that Pledgor is the owner of the Collateral and has the right to pledge the Collateral and that the Collateral is free from all liens, adverse claims and other security interests (other than those created hereby).

     3. Duty to Deliver. Any new, additional or different securities or other property (other than regular cash dividends) which may now or hereafter become distributable with respect to the Collateral by reason of (i) any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Class A Common Stock as a class without the Corporation's receipt of consideration or (ii) any merger, consolidation or other reorganization affecting the capital structure of the Corporation shall, upon receipt by Pledgor, be promptly delivered to and deposited with the Corporation in its own escrow as part of the Collateral hereunder. Any such securities shall be accompanied by one or more properly-endorsed stock power assignments.

     4. Payment of Taxes and Other Charges. Pledgor shall pay, prior to the delinquency date, all taxes, liens, assessments and other charges against the Collateral, and in the event of Pledgor's failure to do so, the Corporation may at its election pay any or all of such taxes and other charges without contesting the validity or legality thereof. The payments so made shall become part of the indebtedness secured hereunder and until paid shall bear interest at the minimum per annum rate, compounded semi-annually, required to avoid the imputation of interest income to the Corporation and compensation income to Pledgor under the Federal tax laws.
5. Stockholder Rights. So long as there exists no event of default under Paragraph 10 of this Agreement, Pledgor may exercise all stockholder voting rights and be entitled to receive any and all regular cash dividends paid on the Collateral and all proxy statements and other stockholder materials pertaining to the Collateral.

     6.  Rights  and  Powers  of  Corporation.   The  Corporation  may,  without
obligation to do so, exercise at any time and from time to time one or more of the following rights and powers with respect to any or all of the Collateral:

(i) subject to the applicable limitations of Paragraph 9, accept in its discretion other property of Pledgor in exchange for all or part of the Collateral and release Collateral to Pledgor to the extent necessary to effect such exchange, and in such event the other property received in the exchange shall become part of the Collateral hereunder;

(ii) perform such acts as are necessary to preserve and protect the Collateral and the rights, powers and remedies granted with respect to such Collateral by this Agreement; and

(iii) receive, endorse and give receipt for, or collect by legal proceedings or otherwise, dividends or other distributions made or paid with respect to the Collateral, provided and only if there exists at the time an outstanding event of default under Paragraph 10 of this Agreement. Any cash sums which the Corporation may so receive shall be applied to the payment of the Note and any other indebtedness secured hereunder, in such order of application as the Corporation deems appropriate. Any remaining cash shall be paid over to Pledgor.

     Any action by the Corporation pursuant to the provisions of this Paragraph 6 will be taken with appropriate notice to Pledgor. Expenses reasonably incurred in connection with such action shall be payable by Pledgor and form part of the indebtedness secured hereunder as provided in Paragraph 12.

     7. Care of Collateral. The Corporation shall exercise reasonable care in the custody and preservation of the Collateral. However, the Corporation shall have no obligation to (i) initiate any action with respect to, or otherwise inform Pledgor of, any conversion, call, exchange right, preemptive right, subscription right, purchase offer or other right or privilege relating to or affecting the Collateral, (ii) preserve the rights of Pledgor against adverse claims or protect the Collateral against the possibility of a decline in market value or (iii) take any action with respect to the Collateral requested by Pledgor unless the request is made in writing and the Corporation determines that the requested action will not unreasonably jeopardize the value of the Collateral as security for the Note and other indebtedness secured hereunder.

     Subject to the limitations of Paragraph 9, the Corporation may at any time release and deliver all or part of the Collateral to Pledgor, and the receipt thereof by Pledgor shall constitute a complete and full acquittance for the Collateral so released and delivered. The Corporation shall accordingly be discharged from any further liability or responsibility for the Collateral, and the released Collateral shall no longer be subject to the provisions of this Agreement.

     8. Transfer of Collateral. In connection with the transfer or assignment of the Note (whether by negotiation, discount or otherwise), the Corporation may transfer all or any part of the Collateral, and the transferee shall thereupon succeed to all the rights, powers and remedies granted the Corporation hereunder with respect to the Collateral so transferred. Upon such transfer, the Corporation shall be fully discharged from all liability and responsibility for the transferred Collateral.

     9. Release of Collateral. Provided there does not otherwise exist any event of default under Paragraph 10, such number of the Purchased Shares as the Pledgor requests in writing, proportional to the amount of the Note paid, shall be released from pledge and returned to Pledgor.

     10. Events of Default. The occurrence of one or more of the following events shall constitute an event of default under this Agreement:

     (i) the failure of Pledgor to pay, when due under the Note, any installment of principal or accrued interest; or

     (ii) the occurrence of any other  acceleration event specified in the Note;
or

     (iii) the failure of Pledgor to perform any obligation imposed upon Pledgor by reason of this Agreement; or

     (iv) the breach of any warranty of Pledgor contained in this Agreement.

     Upon the occurrence of any such event of default, the Corporation may, at its election, declare the Note and all other indebtedness secured hereunder to become immediately due and payable and may exercise any or all of the rights and remedies granted to a secured party under the provisions of the California Uniform Commercial Code (as now or hereafter in effect), including (without limitation) the power to dispose of the Collateral by public or private sale or to accept the Collateral in full payment of the Note and all other indebtedness secured hereunder.

     Any proceeds realized from the disposition of the Collateral pursuant to the foregoing power of sale shall be applied first to the payment of expenses incurred by the Corporation in connection with the disposition, then to the payment of the Note and finally to any other indebtedness secured hereunder. Any surplus proceeds shall be paid over to Pledgor. However, in the event such proceeds prove insufficient to satisfy all obligations of Pledgor under the Note, then Pledgor shall remain personally liable for the resulting deficiency.

     11. Other Remedies. The rights, powers and remedies granted to the Corporation pursuant to the provisions of this Agreement shall be in addition to all rights, powers and remedies granted to the Corporation under any statute or rule of law. Any forbearance, failure or delay by the Corporation in exercising any right, power or remedy under this Agreement shall not be deemed to be a waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy under this Agreement shall not preclude the further exercise thereof, and every right, power and remedy of the Corporation under this Agreement shall continue in full force and effect unless such right, power or remedy is specifically waived by an instrument executed by the Corporation.

     12. Costs and Expenses. All costs and expenses (including reasonable attorneys fees) incurred by the Corporation in the exercise or enforcement of any right, power or remedy granted it under this Agreement shall become part of the indebtedness secured hereunder and shall constitute a personal liability of Pledgor payable immediately upon demand and bearing interest until paid at the minimum per annum rate, compounded annually, required to avoid the imputation of interest income to the Corporation and compensation income to Pledgor under the Federal tax laws.

     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without resort to that State's conflict-of-laws rules.

     14. Successors. This Agreement shall be binding upon the Corporation and its successors and assigns and upon Pledgor and the executors, heirs and legatees of Pledgor's estate.

     15. Severability. If any provision of this Agreement is held to be invalid under applicable law, then such provision shall be ineffective only to the extent of such invalidity, and neither the remainder of such provision nor any other provisions of this Agreement shall be affected thereby.

     16. Entire Agreement. This Agreement is the entire agreement of the parties with regard to the subject matter hereof, and supersedes all prior or contemporaneous agreements, negotiations or understandings with regard thereto. This Agreement cannot be amended or waived except in writing.



     IN WITNESS WHEREOF, this Agreement has been executed by Pledgor and the Corporation on this 24th day of October 2001.



PATH 1 NETWORK TECHNOLOGIES INC.                   MEEUWI J. DE KRAKER, PLEDGOR


By:     Frederick A. Cary

Title:  President & Chief Executive Officer